UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Key Tronic Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 23, 2021

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 28, 2021, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Craig D. Gates
President and Chief Executive Officer
Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 28, 2021

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company") will be held on Thursday, October 28, 2021, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road - Upper Level, Spokane Valley, Washington 99216 (the "Annual Meeting"), for the following purposes:

1.To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.To hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Executive Compensation” herein; and

3.To ratify the appointment of BDO USA, LLP as independent registered public accounting firm for fiscal year 2022; and

4.To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company's Common Stock at the close of business on September 9, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Anthony G. Voorhees
Secretary

Spokane Valley, Washington
September 23, 2021

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 28, 2021. The Proxy Statement and 2021 Annual Report to Shareholders are available at: www.edocumentview.com/ktcc.

PROXY STATEMENT
_______________________________________________________________

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the "Company"), to the holders of outstanding shares of Common Stock, no par value, of the Company ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 28, 2021 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road - Upper Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the "Annual Meeting"). The proxies appoint Craig D. Gates and Brett R. Larsen, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about September 23, 2021.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 9, 2021 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,761,871 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of each of the nominees for director named below, FOR approval of compensation of the Company’s named executive officers, and FOR the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year 2022. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors, and (ii) matters 2 and 3 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker non-vote will have no effect on matters 2 or 3 since none represents a vote cast.

If you are a stockholder of record and do not submit your vote by proxy or vote in person at the annual meeting, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. Under current regulations, brokers can not vote "uninstructed" shares in director elections or on executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (matter 1) or the advisory vote to approve the compensation of the Company’s named executive officers (matter 2). Discretionary voting by brokers is permitted in the ratification of the appointment of the independent registered public accounting firm (matter 3).When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

PROPOSAL 1
ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The six nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the Amended and Restated By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2020 Annual Meeting attended the 2020 Annual meeting.

The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

James R. Bean, age 71, has been a director of the Company since October 2006. Mr. Bean has been President and CEO of Preco Electronics, LLC since November 1999. Preco Electronics, LLC was acquired by Sensata Technologies, Inc in 2020. From May 1997 to 1999 he held various management positions in Boise, Idaho with Preco Electronics, Inc. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering. The Board of Directors has concluded that based upon Mr. Bean’s business and financial expertise, current and prior senior management positions and education that he should serve as a director of the Company.

Craig D. Gates, age 62, has been a director of the Company since July 2009 and has been President and CEO of the Company since April 2009. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. From 1991 to October 1994, Mr. Gates served as Director of Operations, Electronics for the Microswitch Division of Honeywell Inc. From 1982 to 1991, Mr. Gates held various engineering and management positions within the Microswitch Division. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. Mr. Gates also serves on the Board of Directors of CyberOptics Corporation. The Board of Directors has concluded that based upon Mr. Gates’ business expertise, current and prior senior management experience and education that he should serve as a director of the Company.

Ronald F. Klawitter, age 69, has been a director of the Company since October 2009 and formerly served as Executive Vice President of Administration, CFO and Treasurer of the Company from July 1997 through July 2015. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a Bachelor of Arts degree from Wittenberg University and is a Certified Public Accountant. The Board of Directors has concluded that based upon Mr. Klawitter’s business and financial expertise, current and prior management experience and education that he should serve as a director of the Company.

Dr. Subodh K. Kulkarni, age 57, has been a director of the Company since October 2018. Dr. Kulkarni has been President and Chief Executive Officer of CyberOptics Corporation since February 2014. He served as Executive Chairman of CyberOptics Corporation from September 2013 to February 2014 and served as CyberOptics Corporation’s lead director from December 2012 until his election as Executive Chairman. From January 2013 to February 2014, Dr. Kulkarni served as Chief Executive Officer of Prism Computational Sciences, a developer of software tools for scientific and commercial applications in simulation of hot gases and plasma used in the semiconductor industry ("Prism"). Prior to being employed by Prism, he held various positions with Imation Corporation ("Imation"), including Chief Technology Officer and Senior Vice President, OEM/Emerging Business and Vice President, Global Commercial Business, R&D and Manufacturing. Prior to his employment with Imation, Dr. Kulkarni held various research management positions with 3M Corporation and IBM. Dr. Kulkarni received his B.S. in chemical engineering from IIT - Bombay, India (where he was first in his class), and went on to obtain a master's degree and a Ph.D. in chemical engineering from the Massachusetts Institute of Technology, where he did his thesis work on disilane surface decomposition, which is used in the manufacture of semiconductors. He has won a number of awards for commercializing technologies he and others have developed in the electronics industry. Dr. Kulkarni has significant expertise in management of technology-focused entities and in commercialization of technologies in the electronics, computer and semiconductor industries. The Board of Directors has concluded that based upon Dr. Kulkarni’s business and technology expertise, current and prior senior management experience and education that he should serve as a director of the Company.

Yacov A. Shamash, age 71, has been a director of the Company since 1989. He is a Professor of Electrical and Computer Engineering at Stony Brook University and was the Vice President of Economic Development from 2001 - 2019 and the Dean of Engineering and Applied Sciences at the campus from 1992 to 2015. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of Applied DNA Sciences, Inc., Softheon Inc., Advanced Convergence Group and Comtech Telecommunications Corp.. The Board of Directors has concluded that based upon Dr. Shamash’s professional and management experience, service on public companies’ boards and education that he should serve as a director of the Company.

Patrick Sweeney, age 86, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco's Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Digital Equipment Corporation and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Photo Machining Inc. The Board of Directors has concluded that based upon Mr. Sweeney’s business and financial expertise, senior management experience, service on public companies’ boards and education that he should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company's Board of Directors met four times during fiscal 2021. During fiscal 2021, each director attended 100% of the Board of Directors meetings and 93% of the meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Global Select Market (“NASDAQ”) listing standards, except for Mr. Gates, the Company’s President and Chief Executive Officer.

The Board of Directors also has determined that all members of the Audit Committee (1) meet the definition of independence contained in the NASDAQ listing standards; (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the NASDAQ Marketplace Rules.

The Board of Directors has determined that James R. Bean, Ronald F. Klawitter, Subodh K. Kulkarni, Yacov A. Shamash and Patrick Sweeney, members of the Audit Committee, each has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.
The Board of Directors also monitors the independence of Compensation and Administration Committee members under rules of the SEC and NASDAQ listing standards that are applicable to compensation committee members.
Board Leadership Structure and Role in Risk Oversight

The Board of Directors determines whether the roles of Chief Executive Officer and Chairman of the Board should be separated based upon its judgment of the structure which best meets the current needs of the Company and promotes the most effective communication between the Board and management. The Board currently separates the role of Chief Executive Officer and Chairman of the Board.

The Board oversees the Company’s risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls cyber security risk, and legal and regulatory requirements. The Board is assisted by its Compensation and Administration Committee in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Governance and Nominating Committee, oversees risk management with respect to Board membership, structure and organization.

The Chairmen of the three Board Committees report to the Board on committee meetings at regular meetings of the Board of Directors. Management has the day to day responsibility for risk management and members of management make regular reports to the Board and its committees on identification, monitoring and mitigation of material risks.

Executive Sessions

At three of the four regular meetings of the Board of Directors held during fiscal year 2021, the independent directors met separately in executive session without management present.
Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Insider Trading Policy/Prohibition of Speculative Transactions

The Board of Directors has adopted a written policy on Insider Trading which applies to all directors, officers and employees of the Company. The policy prohibits directors, officers and employees from engaging in short-term speculative transactions involving the Company’s securities, including short sales and buying or selling put or call options.

Recoupment Policy

The Board of Directors has adopted a written Recoupment Policy which provides that in the event of a restatement of the Company’s consolidated financial statements, the Company shall have the right to recoup from any executive officer any portion of any bonus or other equity or non-equity incentive compensation received by the executive officer the grant of which was tied to the achievement of one or more specific performance targets, with respect to the period for which such financial statements are restated, regardless of whether the executive officer engaged in any misconduct or was at fault or responsible in any way for causing the restatement, if, as a result of such restatement, the executive officer would not have received such bonus or other compensation or portion thereof.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the Secretary and submitted to the Board of Directors or a Board member.

Nominations to the Board

The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company at the address above, together with biographical information and references, not less than ten days nor more than fifty days prior to the annual meeting. Assuming that appropriate biographical information and references are provided for candidates recommended by shareholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Governance and Nominating Committee recommends, and the Board approves, such person.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Administration Committee, and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Bean (Chairman), Klawitter, Kulkarni, Shamash and Sweeney met nine times during fiscal 2021. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting, cyber security and legal compliance; selects and appoints the Company’s independent registered public accounting firm, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent registered public accounting firm, and establishes the fees and other compensation to be paid to the independent registered public accounting firm; monitors the qualifications, independence and performance of the Company’s independent registered public accounting firm; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent registered public accounting firm and management.

The Compensation and Administration Committee (“Compensation Committee”) which currently consists of Messrs. Shamash (Chairman), Bean and Sweeney, met four times during fiscal 2021. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s incentive compensation plans including determining the individuals to receive awards and the terms of such awards.

The Governance and Nominating Committee, which currently consists of Messrs. Bean (Chairman), Klawitter, Kulkarni, Shamash and Sweeney met one time during fiscal 2021. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although the Company does not have a policy regarding diversity, the Governance and Nominating Committee does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

Related Person Transactions

In April 2007, the Board of Directors adopted a written policy and procedures for the approval or ratification of Interested Transactions with Related Parties. The policy and procedures supplement the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction.

During the fiscal years 2021 and 2020, the Company had no transactions with CyberOptics or any other Interested Transactions required to be disclosed pursuant to the SEC’s related persons disclosure.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all officers and directors of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
MORE THAN 5% SHAREHOLDERS
Morgan Stanley Wealth Management 999 3rd Avenue, Suite 4500 Seattle, WA 98104	1,268,985	(2),(3)	11.8%
Tieton Capital Management LLC 4700 Tieton Drive, Suite C Yakima, WA 98908	854,653	(4),(5)	7.9%
Dimensional Fund Advisors, L.P. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	851,527	(6),(7)	7.9%
DIRECTORS AND EXECUTIVE OFFICERS
James R. Bean	6,786		**
Ronald F. Klawitter	194,733	(8)	1.8%
Subodh K. Kulkarni	1,000		**
Yacov A. Shamash	42,326	(9)	**
Patrick Sweeney	77,410		**
Craig D. Gates	221,735	(10)	2.1%
Brett R. Larsen	34,084	(11)	**
Mark R. Courtney	2,338	(12)	**
Philip S. Hochberg	69,300	(13)	**
Chad T. Orebaugh	4,765	(14)	**
Duane D. Mackleit	48,386	(15)	**
David H. Knaggs	4,634	(16)	**
Thomas E. Despres	11,262	(17)	**
All officers and directors as a group (13 persons)	718,759		6.7%
_____________
* Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
** Less than 1%.

1.    Percentage beneficially owned is based on 10,761,871 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
2.    Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2021.

3.    Morgan Stanley Wealth Management is a registered investment advisor.

4.    Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2021.

5. Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.

6.    Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2021.

7.    Tieton Capital Management LLC is a registered investment advisor.

8.    Includes Common Stock allocated to Mr. Klawitter as a participant in the Company's 401(k) Retirement Savings Plan (16,456 shares) as of June 30, 2021, 1,600 shares owned directly by Mr. Klawitter’s daughter and 4,200 shares owned directly by Mr. Klawitter’s son.

9.    Includes 1,100 shares owned directly by Dr. Shamash’s daughter.

10.    Includes Common Stock allocated to Mr. Gates as a participant in the Company's 401(k) Retirement Savings Plan (7,406 shares) as of June 30, 2021.

11.    Includes Common Stock allocated to Mr. Larsen as a participant in the Company’s 401(k) Retirement Savings Plan (20,407 shares) as of June 30, 2021.

12.    Represents 2,338 shares of Common Stock allocated to Mr. Courtney as a participant in the Company’s 401(k) Retirement Savings Plan as of June 30, 2021.

13.    Includes Common Stock allocated to Mr. Hochberg as a participant in the Company’s 401(k) Retirement Savings Plan (40,752 shares) as of June 30, 2021 and 100 shares owned directly by Mr. Hochberg’s son.

14.    Includes Common Stock allocated to Mr. Orebaugh as a participant in the Company’s 401(k) Retirement Savings Plan (4,765 shares) as of June 30, 2021.
15.    Includes Common Stock allocated to Mr. Mackleit as a participant in the Company’s 401(k) Retirement Savings Plan (39,272 shares) as of June 30, 2021.
16.    Includes Common Stock allocated to Mr. Knaggs as a participant in the Company’s 401(k) Retirement Savings Plan (4,634 shares) as of June 30, 2021.
17.    Includes Common Stock allocated to Mr. Despres as a participant in the Company’s 401(k) Retirement Savings Plan (11,262 shares) as of June 30, 2021.

EXECUTIVE COMPENSATION

Summary Compensation Table-Fiscal Years 2019-2021

The following table sets forth information concerning compensation for services rendered to the Company by the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Company’s next most highly compensated executive officer. Collectively, these officers are the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Craig D. Gates,	2021	684,775	—	58,000	871,244	20,242	1,634,261
President & Chief	2020	650,842	—	30,750	791,461	11,217	1,484,270
Executive Officer	2019	620,000	—	31,000	—	34,846	685,846
Brett R. Larsen,	2021	398,954	—	26,100	353,097	12,648	790,799
Executive Vice President,	2020	369,968	—	13,838	294,981	11,000	689,787
Chief Financial Officer	2019	359,806	—	13,950	—	24,423	398,179
Philip S. Hochberg,	2021	333,224	—	23,200	263,635	12,908	632,967
Executive Vice President,	2020	310,688	—	12,300	211,929	11,000	545,917
Business Development	2019	301,291	—	12,400	—	22,307	335,998

1)The amounts reported in the “Option/SAR Awards” column reflect the fair value on the grant date of the stock appreciation rights, or SARS, granted to the named executive officers during the fiscal year. These values have been determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 8 - “Stock Option and Benefit Plans” to the Consolidated Financial Statements in the Company’s 2021 Annual Report.

2)Amounts reflect (a) annual cash incentive compensation, which is based on performance during the relevant fiscal year, pursuant to the annual incentive program and (b) any payout of long term performance unit awards for the three year performance period that ended in the relevant fiscal year, pursuant to the long term cash incentive program. No annual cash incentive compensation or long term cash incentive compensation was paid for fiscal year 2019.

3)Includes for fiscal year 2021 payment for retro pay in the amount of $8,842 for Mr. Gates, $1,146 for Mr. Larsen, and $1,291 for Mr. Hochberg. Also includes for Mr. Larsen a service award in the amount of $102.41 and Mr. Hochberg a service award in the amount of $217.17 in fiscal year 2021. Includes in fiscal year 2020, a service award for Mr. Gates in the amount of $215.15. Includes for fiscal year 2019 payment for accrued vacation in the amount of $23,846 for Mr. Gates, $13,423 for Mr. Larsen and $11,588 for Mr. Hochberg. Also includes matching payments in fiscal years 2021, 2020 and 2019 under the Company’s 401(k) Retirement Savings Plan.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to the Company’s named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, long term equity incentives consisting of awards of stock appreciation rights and the payout of annual and long term cash incentives. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards in fiscal year 2021 table and the accompanying description of the material terms of the equity awards granted in fiscal year 2021, provides information regarding the long-term equity incentives awarded to the named executive officers in fiscal year 2021. The Outstanding Equity Awards at 2021 Fiscal Year-End and Option/SAR Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments Upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company.

Description of Employment Agreements-Cash Compensation

The Company entered into employment contracts with Messrs. Gates, Larsen and Hochberg at the time each employee was first elected an officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination. The contracts provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee's base salary in effect prior to termination for a period of two years after termination. The contracts condition the payment of severance upon execution of a release of claims and include provisions to comply with Internal Revenue Code Section 409A.

Grants of Plan- Based Award-Fiscal Year 2021

The following table sets forth information concerning individual grants of non-equity incentive plan awards and grants of equity incentive plan awards made during fiscal year 2021 to each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)	Exercise or Base Price of Option/SAR Awards ($/Sh)	Grant Date Fair Value of Stock And Option/SAR Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Craig D. Gates	07/23/20(1) 07/23/20(2) 07/23/20(3)	52,000 200,000	520,000 400,000	780,000 600,000	25,000 - -	6.94 - -	173,500 - -
Brett R. Larsen	07/23/20(1) 07/23/20(2) 07/23/20(3)	21,673 95,000	216,279 190,000	325,014 285,000	11,250 - -	6.94 - -	78,075 - -
Philip S. Hochberg	07/23/20(1) 07/23/20(2) 07/23/20(3)	15,516 75,000	155,516 150,000	232,747 225,000	10,000 - -	6.94 - -	69,400 - -

(1)Represents stock appreciation rights (SARS) awards during fiscal year 2021 under the 2010 Incentive Plan. SARS represent the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted (the closing price for the Common Stock on the date of grant).

(2)Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2021. For actual payouts, if any, earned for fiscal year 2021 see the Summary Compensation Table.

(3)Represents threshold, target and maximum payouts under the Long-Term Incentive Plan for the 2021-2023 performance cycle. Payouts under the Long-Term Incentive Plan for the 2021-2023 performance cycle are dependent upon the achievement of goals for three years sales growth compared to peer group companies and return on invested capital.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table presents information regarding the outstanding stock appreciation rights awards held by each of the Company’s named executive officers as of July 3, 2021. No named executive officer has any other form of equity award outstanding.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise/Base Price ($)	Option Expiration Date
Craig D. Gates	07/23/20 07/26/19 07/27/18 07/28/17 07/26/16	50,000 50,000	25,000 25,000 25,000	6.94 4.93 8.17 7.26 8.18	07/23/25 07/26/24 07/27/23 07/28/22 07/26/21
Brett R. Larsen	07/23/20 07/26/19 07/27/18 07/28/17 07/26/16	22,500 22,500	11,250 11,250 11,250	6.94 4.93 8.17 7.26 8.18	07/23/25 07/26/24 07/27/23 07/28/22 07/26/21
Philip S. Hochberg	07/23/20 07/26/19 07/27/18 07/28/17 07/26/16	20,000 20,000	10,000 10,000 10,000	6.94 4.93 8.17 7.26 8.18	07/23/25 07/26/24 07/27/23 07/28/22 07/26/21

(1)Stock appreciation rights vest on the third anniversary of the grant date and have a five year term. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three year’s return on invested capital compared to peer group companies.

Option/SAR Exercises and Stock Vested-Fiscal Year 2021

During fiscal year 2021, none of the named executive officers exercised any stock appreciation rights awards.

Pension Benefits

None of the named executive officers is covered by a pension plan.

Non-qualified Deferred Compensation

None of the named executive officers is covered by a defined benefit plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Other Benefits

The Company offers the named executive officers and all other U.S. employees a 401(k) plan and life insurance, disability, medical and dental plans for which the named executive officers are charged the same rate as all other employees.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or a change in control of the Company.

Quantification of Severance and Change in Control Benefits. The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or a change in control of the Company had occurred on July 3, 2021. The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control.

Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits ($)(2)	Cash-Out of Accrued and Earned Vacation ($)	Total ($)
Craig D. Gates	685,000	—	—	685,000
Brett R. Larsen	398,954	—	—	398,954
Philip S. Hochberg	333,224	—	—	333,224

1.This amount represents 12 months of the executive’s base salary. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a monthly base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the 12 month severance period.

2.The premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of July 3, 2021) would be paid by the executive and the Company will not reimburse the executive for these premiums.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits ($) (2)	Cash-Out of Accrued and Unpaid Paid Time Off ($)	Equity Acceleration ($)(3)	Non-Equity Acceleration ($)(4)	Total ($)
Craig D. Gates	1,370,000	—	—	—	400,000	1,770,000
Brett R. Larsen	797,908	—	—	—	190,000	987,908
Philip S. Hochberg	666,448	—	—	—	150,000	816,448

1.For each of the named executive officers, this amount represents the sum of 24 months of the executive’s base salary. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a monthly base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the 24 month severance period.

2.See footnote (2) to the previous table.

3.This amount represents the intrinsic value of the unvested portions of the executive’s stock appreciation rights (SARS) awards that would have accelerated on a termination of the executive’s employment as described above. This value is calculated by multiplying the amount by which $6.55 (the closing price of the Company’s common stock on the last trading day of fiscal 2021) exceeds the base price of the SARS by the number of SARS subject to the accelerated portion of the SARS. Each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination.

4.This amount represents the target value of the unvested portion of the executive’s long term cash incentive plan awards that would have accelerated if the executive’s employment terminated upon a change in control of the Company on July 3, 2021.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents information regarding the compensation paid for fiscal year 2021 to members of the Board of Directors who are not also employees of the Company (referred to herein as “non-employee directors”).

Name	Fees Earned or Paid in Cash ($)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
James R. Bean	59,153	8,700	10,000	—	77,853
Ronald F. Klawitter	52,630	8,700	10,000	—	71,330
Subodh K. Kulkarni	53,850	8,700	—	—	62,550
Yacov A. Shamash	56,818	8,700	10,000	—	75,518
Patrick Sweeney	74,901	8,700	10,000	—	93,601

(1)The amounts reported in the “Option/SAR Awards” column reflect the fair value on the grant date of the stock appreciation rights granted to the Company’s non-employee directors during fiscal year 2021 as determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 8 - “Stock Option and Benefit Plans” to the Consolidated Financial Statements in the Company’s 2021 Annual Report.

(2)Reflects payout, if any, of long term incentive plan awards for the three year performance period that ended in fiscal year 2021.

The table below presents the number of outstanding and unexercised options/SAR awards held by each of the Company’s non-employee directors as of July 3, 2021.

Director	Number of Shares Subject to Outstanding Options/SAR Awards as of July 3, 2021	Number of Unvested Restricted Shares/Units as of July 3, 2021
James. R. Bean	26,250	—
Ronald F. Klawitter	26,250	—
Patrick Sweeney	26,250	—
Subodh K. Kulkarni	7,500	—
Yacov A. Shamash	26,250	—

Non-Employee Director Compensation

Equity Grants. Under the Company’s 2010 Incentive Plan, as approved by the shareholders in October 2010, as amended and restated October 23, 2014, the Company’s non-employee directors receive awards, subject to the non-employee director’s continued service to the Company through the vesting date.

Long-Term Incentive Plan Awards. Under the Company’s Long-Term Incentive Plan, non-employee directors receive long term non-equity incentive compensation awards.

Retainers and Meeting Fees. In addition, non-employee directors received annual retainers and fees for attending Board and committee meetings as set forth in the following table:

Annual Cash Retainer
Board Member, other than Chairman	$40,000
Chairman of the Board	54,375

Board Meeting Fees
Board Member, other than Chairman	$1,700
Chairman of the Board	2,550

Committee Meeting Fees
Committee Member, other than Chairman	$1,000
Committee Chairman	1,733

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in greater detail in the “Executive Compensation” section of this proxy statement the Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interest of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in our industry sector, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officers compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders concerns.

Therefore, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of five members. The Board of Directors has determined that all Audit Committee members meet the definition of independence within the meaning of the applicable NASDAQ listing standards and are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the NASDAQ Marketplace Rules and that James R. Bean, Ronald F. Klawitter, Subodh K. Kulkarni, Yacov A. Shamash and Patrick Sweeney each have the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors which is reviewed and reassessed for adequacy annually by the Audit Committee. The Audit Committee has met and reviewed and discussed the Company’s financial statements contained in the Annual Report on Form 10-K for the fiscal year ended July 3, 2021 with the Company’s management and BDO USA, LLP ("BDO"), the Company’s independent registered public accounting firm.
The Audit Committee has reviewed and discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the
Securities and Exchange Commission (“SEC”). BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor's independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended July 3, 2021, for filing with the Securities and Exchange Commission. The foregoing report has been approved by all members of the Audit Committee.

James R. Bean (Chairman)
Ronald F. Klawitter
Subodh K. Kulkarni
Yacov A. Shamash
Patrick Sweeney

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO for professional services in the named categories for the fiscal years ended July 3, 2021 and June 27, 2020:

	FY 2021	FY 2020
Audit Fees(1)	$536,466	$363,000
Audit Related Fees(2)	20,000	19,000
Tax Fees(3)	123,350	130,500
All Other Fees	—	—
Total	$679,816	$512,500

1.Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.

2.Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan and other consultation matters.

3.Tax fees for fiscal years 2021 and 2020 consisted of professional services provided for domestic income tax planning and compliance and the review of foreign tax returns and consultation on foreign tax matters. Tax fees for fiscal years 2021 and 2020 also included fees for BDO performing a study relating to research and development tax credits.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for the fiscal year ending July 3, 2021. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of BDO as the Company’s registered public accounting firm is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of its registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER PROPOSALS

Eligible shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2022 must submit their proposals in writing to Anthony G. Voorhees, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road - Upper Level, Spokane Valley, Washington 99216. Under Rule 14a-8(e) of the Securities Exchange Act of 1934, proposals submitted for inclusion in our proxy statement for the 2022 Annual Meeting must be received by the Secretary at the address above no later than May 26, 2022. In addition, any shareholder who intends to present a proposal at the 2022 Annual Meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal in the manner set forth above by August 9, 2022 or such proposal will be considered untimely. For such proposals that are untimely, the Company retains discretion to vote proxies it receives. For such proposals that are timely, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Annual Report on Form 10-K

The 2021 Annual Report on Form 10-K (including exhibits), as amended, which we refer to as our “Form 10-K,” is available by accessing the Company’s website at www.keytronicems.com or the SEC’s website at www.sec.gov. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at (509) 927-5500, investorrelations@keytronic.com. We will furnish any exhibit to our Form 10-K if specifically requested to do so.

Delinquent Section 16(a) Reports Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and NASDAQ.

Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended July 3, 2021 all the Reporting Persons complied with all applicable filing requirements, except that one report with one transaction for each of Mr. Bean, Mr. Courtney, Mr. Gates, Mr. Hochberg, Mr. Larsen, Mr. Klawitter, Mr. Knaggs, Dr. Kulkarni, Mr. Mackleit, Mr. Orebaugh, Mr. Shamash and Mr. Sweeney was not filed on a timely basis, in each case due to an administrative error.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners. In addition, we have retained Georgeson LLP to aid in the solicitation of proxies. We currently estimate the fees payable to Georgeson LLP in connection with such services to be approximately $9,250, plus reimbursement of out of pocket expenses.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Spokane Valley, Washington	By Order of the Board of Directors,
September 23, 2021	Anthony G. Voorhees
Secretary

**Key Tronic Corporation**

VOTE

## Your vote matters – here's how to vote!

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## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.**

1. Election of Directors

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - James R. Bean | ☐ | ☐ | 02 - Craig D. Gates | ☐ | ☐ | 03 - Ronald F. Klawitter | ☐ | ☐ |
| 04 - Subodh K. Kulkarni | ☐ | ☐ | 05 - Yacov A. Shamash | ☐ | ☐ | 06 - Patrick Sweeney | ☐ | ☐ |

**B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) – Please print date below. | Signature 1 – Please keep signature within the box. | Signature 2 – Please keep signature within the box. |
|---|---|---|
| / / | | |

6 2 B V

03I64A

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## Proxy — Key Tronic Corporation

## Notice of 2021 Annual Meeting of Shareholders 4424 N. Sullivan Road, Spokane Valley, Washington 99216

### Proxy Solicited by Board of Directors for Annual Meeting – October 28, 2021

Craig D. Gates and Brett R. Larsen, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Friday, October 28, 2021, and any adjournment or postponement thereof.

**Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2 and FOR Item 3.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side.)

**C Non-Voting Items**

**Change of Address** – Please print new address below.

**Comments** – Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐